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                                                                  Exhibit 10.35

November 12, 1999


Mr. Gregory Ambro
10727 Coyle Circle
Charlotte, NC 28277


Dear Greg:

On behalf of Streamline's Management Team, I am pleased to offer you the position of Chief Financial Officer. This position reports directly to the Chief Executive Officer.

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START DATE:              December 6, 1999

SALARY: Starting annualized salary of $200,000 or $7,692.31 bi-weekly.

EQUITY: You will receive a stock option grant totaling 150,000 options which vest, 25% each year, over a 4-year period on the anniversary of your hire date. The options will have an exercise price of the fair market value on your hire date.

BONUS: For the calendar year 2000 you will be eligible to receive an annual bonus of up to 25% of your base salary. Your bonus will be based upon mutually agreed upon performance metrics.

RELOCATION:              The company will reimburse you for the costs incurred
                         in moving your household goods from North Carolina to Boston. In addition, the company will reimburse you for fees associated with the sale of your home. The reimbursement payments will be limited up to $40,000.

TEMP. LIVING EXPENSES:   The company will reimburse you for the costs incurred
                         in temporary housing.

ANNUAL REVIEW:           You will be granted an annual compensation review each
                         February 15th to discuss base salary for the upcoming year, your performance for the prior year, and the amount of the cash bonus to be paid.

SEVERANCE:               If you are terminated without cause within 180 days
                         from your hire date the company will pay 6 months base
                         pay. If you have relocated before 180 days of
                         employment, the company will pay one year's base salary
                         as a result of termination without cause. After 180
                         days of employment, if you are terminated without cause
                         the company will pay you one year's base salary. You
                         will continue to vest outstanding stock options during
                         this period and will be eligible for the company's
                         employee benefits.
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BENEFITS:                MEDICAL - Tufts HMO, available on date of hire, the
                         company will pay 2/3 of the cost of a family premium.

                         DENTAL - Delta Dental, available on date of hire, the company will pay 1/2 the cost of a family premium.

                         LIFE/AD&D - Principal Insurance Co., available after 30 days. In addition, the company will pay the premium, based on standard rates, on a policy in the amount of $3,000,000 for the beneficiary of your choosing.

                         401(k) - Available after 6 months and the next available enrollment date (1/1, 4/1, 7/1, or 10/1).

                         STOCK PURCHASE PLAN - Expected to become available on January 1, 2000

PAID TIME OFF:           Regular Full Time - will begin to accrue 13.3 hours per
                         month as of the first full month of employment. Four weeks per year.

HOLIDAYS:                Recognize 6 paid holidays.
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Greg, we feel that your background and experience is, and will continue to be, a valuable addition to our Streamline team, and welcome the opportunity for us to work together in developing Streamline's business.

If you have any questions, please feel free to review these with me. If you agree to the terms stated above, please sign the enclosed copy of this letter and return to me.

Sincerely,


/s/ Timothy A. DeMello
--------------------------
Timothy A. DeMello
Chairman & CEO



Enclosures



ACKNOWLEDGED BY:



/s/ Gregory Ambro                11/14/99
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GREGORY AMBRO                    DATE